UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2012

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2012, Encore Capital Group, Inc. (the “Company”) sold $100,000,000 in aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2017 (the “Notes”) in a private placement transaction. The Notes were issued pursuant to an Indenture, dated November 27, 2012 (the “Indenture”) between the Company and Union Bank, N.A., as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes will mature on November 27, 2017; provided, however, that if there is a “market disruption event” (as defined in the Indenture) during the period beginning on, and including, the 52nd scheduled trading day immediately preceding November 27, 2017 to, but excluding, November 27, 2017, the maturity date will be delayed, effective as of the close of business on November 26, 2017, by one scheduled trading day for each trading day on which there was such a market disruption event. The Notes will pay 3.00% annual cash interest, payable semi-annually in arrears on May 27 and November 27 of each year, beginning on May 27, 2013; provided, however, that the interest payment date that would otherwise occur on November 27, 2017 will be delayed until the maturity date, if later. The Notes will be convertible into cash up to the aggregate principal amount of the Notes to be converted and the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The Notes will be convertible at an initial conversion rate of 31.6832 shares of the Company’s common stock per $1,000 principal amount of Notes, subject to adjustment upon certain events, which is equivalent to an initial conversion price of approximately $31.56 per share of the Company’s common stock. The Notes are the Company’s general unsecured obligations.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

In connection with the pricing of the Notes on November 20, 2012, the Company entered into privately negotiated convertible note hedge transactions (together, the “Convertible Note Hedge Transactions”) with each of Deutsche Bank AG, London Branch, RBC Capital Markets, LLC and Société Générale (together, the “Option Counterparties”). The Convertible Note Hedge Transactions, collectively, cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes, as described below. Concurrently with entering into the Convertible Note Hedge Transactions, the Company also entered into separate, privately negotiated warrant transactions (together, the “Warrant Transactions”) with each of the Option Counterparties, whereby the Company sold to the Option Counterparties warrants to purchase, collectively, subject to customary anti-dilution adjustments, up to the same number of shares of the Company’s common stock as in the Convertible Note Hedge Transactions. Subject to certain conditions, the Company may settle the warrants in cash or on a net-share basis.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution and/or offset the potential cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price per share of the Company’s common stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants, unless the Company elects, subject to certain conditions, to settle the Warrant Transactions in cash. The strike price of the Warrant Transactions will initially be $44.1875 per share of the Company’s common stock and is subject to certain adjustments under the terms of the Warrant Transactions.

The Convertible Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions or the Warrant Transactions.

Copies of the confirmations relating to the Convertible Note Hedge Transactions and Warrant Transactions are attached as exhibits to this report and are incorporated by reference (and this description is qualified in its entirety by reference to such documents).

The net proceeds from the sale of the Notes were approximately $96.5 million, after deducting estimated fees and expenses and the Initial Purchasers’ discounts and commissions. The Company used approximately $10.0 million of the net proceeds to pay the cost of the Convertible Note Hedge Transactions, taking into account the proceeds to the Company of the Warrant Transactions; approximately $25.0 million of the net proceeds to repurchase shares of the

Company’s common stock; approximately $61.5 million of the net proceeds to repay borrowings under the Company’s revolving credit facility; and the balance of the net proceeds for general corporate purposes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

To the extent that any shares of common stock are issued upon conversion of the Notes or exercise of the warrants by the Options Counterparties pursuant to the Warrant Transactions, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 9.01.	Financial Statements and Exhibits.

4.1	Indenture, dated as of November 27, 2012, by and between Encore Capital Group, Inc. and Union Bank, N.A., as trustee

10.1	Letter Agreement, dated November 20, 2012, between Deutsche Bank AG, London Branch and Encore Capital Group, Inc., regarding the Base Call Option Transaction

10.2	Letter Agreement, dated November 20, 2012, between RBC Capital Markets, LLC and Encore Capital Group, Inc., regarding the Base Call Option Transaction

10.3	Letter Agreement, dated November 20, 2012, between Société Générale and Encore Capital Group, Inc., regarding the Base Call Option Transaction

10.4	Letter Agreement, dated November 20, 2012, between Deutsche Bank AG, London Branch and Encore Capital Group, Inc., regarding the Base Warrant Transaction

10.5	Letter Agreement, dated November 20, 2012, between RBC Capital Markets, LLC and Encore Capital Group, Inc., regarding the Base Warrant Transaction

10.6	Letter Agreement, dated November 20, 2012, between Société Générale and Encore Capital Group, Inc., regarding the Base Warrant Transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: December 3, 2012	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of November 27, 2012, by and between Encore Capital Group, Inc. and Union Bank, N.A., as trustee

10.1	Letter Agreement, dated November 20, 2012, between Deutsche Bank AG, London Branch and Encore Capital Group, Inc., regarding the Base Call Option Transaction

10.2	Letter Agreement, dated November 20, 2012, between RBC Capital Markets, LLC and Encore Capital Group, Inc., regarding the Base Call Option Transaction

10.3	Letter Agreement, dated November 20, 2012, between Société Générale and Encore Capital Group, Inc., regarding the Base Call Option Transaction

10.4	Letter Agreement, dated November 20, 2012, between Deutsche Bank AG, London Branch and Encore Capital Group, Inc., regarding the Base Warrant Transaction

10.5	Letter Agreement, dated November 20, 2012, between RBC Capital Markets, LLC and Encore Capital Group, Inc., regarding the Base Warrant Transaction

10.6	Letter Agreement, dated November 20, 2012, between Société Générale and Encore Capital Group, Inc., regarding the Base Warrant Transaction